UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2024, Rush Truck Leasing, Inc. (“RTL”), a wholly owned subsidiary of Rush Enterprises, Inc., entered into the First Amendment to Second Amended and Restated Inventory Financing and Purchase Money Security Agreement (the “First Amendment”) with PACCAR Leasing Company (“PLC”), a division of PACCAR Financial Corp., which amended that certain Second Amended and Restated Inventory Financing and Purchase Money Security Agreement (the “Agreement”), dated as of November 1, 2023.

Pursuant to the terms of the First Amendment, the Agreement was amended to increase the total loan commitment from $300.0 million to $375.0 million. In connection with the Agreement, RTL issued a $375.0 million amended and restated promissory note to PLC (the “Note”).

The foregoing description is qualified in its entirety by reference to the full text of (i) the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference and, (ii) the Note, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

Exhibit 10.1	First Amendment to Second Amended and Restated Inventory Financing and Purchase Money Security Agreement, dated as of April 9, 2024, by and between Rush Truck Leasing, Inc. and PACCAR Leasing Company.

Exhibit 10.2	Second Amended and Restated Promissory Note dated April 9, 2024.

Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: April 15, 2024	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and
Corporate Secretary